UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2012

WIN GLOBAL MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-51255	98-0374121
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

55 Igal Alon Street, Tel-Aviv, Israel		67891
(Address of Principal Executive Offices)		(Zip Code)

(972)-73-755-4500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
       APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 13, 2012, the registrant's board of directors appointed Guy Elhanani, age 39, as Chief Financial Officer of the registrant, effective October 11, 2012.

Since 2007, Mr. Elhanani served as the CFO of InterLogic Ltd., an international provider of online skill games. Prior to joining InterLogic Ltd., Mr. Elhanani was the CFO of Finotec Group Inc. (OTCBB: FTGI), a company engaged in offering online trading of FOREX, contracts for difference(CFDs), options and indices. He has also held the position of corporate controller with On-Track Innovations Ltd. (NASDAQ: OTIV), a company offering contactless smart card technologies.  Mr. Elhanani also served as a senior auditor at PricewaterhouseCoopers LLP’s audit office in Israel. Mr. Elhanani holds both a B.A. degree in Accounting and Economics and an M.B.A. degree from the Hebrew University in Jerusalem, and is a Certified Public Accountant in Israel.

Mr. Elhanani will be employed pursuant to an employment agreement (the “Elhanani Employment Agreement”) with the registrant's wholly-owned Israeli subsidiary, Win Global Markets Inc (Israel) Ltd. (the “Employer”). Pursuant to the Elhanani Employment Agreement, Mr. Elhanani’s monthly salary shall equal a gross monthly amount of NIS 30,000.  The Employer further agreed to grant Mr. Elhanani options to purchase 400,000 shares of the registrant's common stock at exercise prices of $0.10 per share.  The options were granted pursuant to the registrant’s 2004 Global Share Option Plan, as amended (the “Plan”), and expire five years from the date of grant.

A copy of the Elhanani Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the employment terms of Mr. Elhanani is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

On September 13, 2012 the registrant's board of directors appointed Oleg Golynker, age 39, as Chief Technology Officer of the registrant, effective September 5, 2012.

Since 2009, Mr. Golynker was the CTO, and is a co-founder, of Relevanti Media (Israel) Ltd. (“Relevanti”), a company engaged in offering supervised targeted content to websites.  From 2007 to 2009, Mr. Golynker served as Vice President of Research and Development of Sportbuzz, a company engaged in sports websites offering fans an arena to share opinions and write articles and blogs. Prior to joining Sportbuzz, Mr. Golynker served for six years as the Vice President of Technology with Variset.com, a print and content application services provider.  Mr. Golynker holds an M.S.E. degree in applied mathematics from the Faculty of Information Sciences, Samara State Airspace University in Russia.

Mr. Golynker will be employed pursuant to two agreements: (1) a Service Agreement (the “Service Agreement”) between Relevanti and the registrant’s wholly-owned Cypriot subsidiary, WGM Services Ltd., dated September 5, 2012, and (2) an Employment Agreement (the “Golynker Employment Agreement”) between Mr. Golynker and the Employer, dated September 5, 2012 and effective January 1, 2013 (the “Golynker Effective Date”).

Pursuant to the Service Agreement, Relevanti, through Mr. Golynker, is responsible to provide development and management services to the registrant at a monthly cost of $10,000. The Service Agreement terminates on December 31, 2012.

From the Golynker Effective Date and following the termination of the Service Agreement, Mr. Golynker shall be employed as the registrant's CTO. Pursuant to the Golynker Employment Agreement, Mr. Golynker's monthly salary shall equal (a) NIS 42,800 beginning on January 1, 2013 and (b) NIS 46,000 beginning on January 1, 2014 and thereafter.  The Employer further agreed to grant Mr. Golynker options to purchase 400,000 shares of the registrant's common stock at exercise prices of $0.10 per share.  The options were granted pursuant to the Plan and expire five years from the date of grant.

Copies of the Service Agreement and Golynker Employment Agreement are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the employment terms of Mr. Golynker are a summary only and are qualified in their entirety by reference to Exhibits 10.2 and 10.3.

ITEM 9.01.                     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  EXHIBITS.

10.1	Employment Agreement, dated September 10, 2012, between Win Global Markets Inc (Israel) Ltd. and Mr. Guy Elhanani.
10.2	Service Agreement, dated September 5, 2012, between WGM Services Ltd. and Relevanti Media (Israel) Ltd.
10.3	Employment Agreement, dated September 5, 2012, between Win Global Markets Inc (Israel) Ltd. and Mr. Oleg Golynker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WIN GLOBAL MARKETS, INC.
(registrant)
By:	/s/ Shimon Citron
Shimon Citron
Chief Executive Officer

Date: September 13, 2012